                                                                  Exhibit (d)(2)

                                                          Dated: August 13, 2008

                                   SCHEDULE A
                                     TO THE
                          INVESTMENT ADVISORY AGREEMENT
                                     BETWEEN
                               THE COVENTRY GROUP
                                       AND
                    BOSTON TRUST INVESTMENT MANAGEMENT, INC.

Name of Fund                               Compensation(1)
------------                               ---------------
Boston Trust Balanced Fund                 .75% of average daily net assets

Boston Trust Equity Fund                   .75% of average daily net assets

Boston Trust Small Cap Fund                .75% of average daily net assets

Boston Trust Midcap Fund                   .75% of average daily net assets

Walden Social Balanced Fund                .75% of average daily net assets

Walden Social Equity Fund                  .75% of average daily net assets

Walden Small Cap Innovations Fund(2)       .75% of average daily net assets

THE COVENTRY GROUP                         BOSTON TRUST INVESTMENT
                                           MANAGEMENT, INC.


By: /s/ John Danko                         By: /s/ Lucia Santini
    ------------------------------------       ---------------------------------

Name: John Danko                           Name: Lucia Santini
Title: President                           Title: Senior Vice President

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(1)  All Fees are computed daily and paid monthly.

(2)  Approved by Board of Trustees on August 13, 2008.